UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): December 17, 2009

Willis Group Holdings Limited
(Exact name of registrant as specified in its charter)

000-16503	Bermuda	98-0352587
(Commission File Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
c/o Willis Group Limited
51 Lime Street
London EC3M 7DQ, England
(Address of Principal Executive Offices)
(44) (20) 7488-8111
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On December 17, 2009, Willis Group Holdings Limited (the “Company”) announced the closing of the transactions contemplated by that certain Investment and Share Purchase Agreement (the “Purchase Agreement”) by and among a wholly-owned subsidiary of the Company, Astorg Partners, a private equity fund, Soleil, a newly formed French société par actions simplifiée, Alcee, a newly formed French société par actions simplifiée and wholly owned subsidiary of Soleil, the Lucas family shareholders, the Gras family shareholders, key managers of Gras Savoye & Cie (“Gras Savoye”) and other minority shareholders of Gras Savoye.
The Company previously disclosed the execution of the Purchase Agreement in its Current Report on Form 8-K filed on November 19, 2009, and additional details of the transactions contemplated by the Purchase Agreement can be found therein.
A copy of the press release issued by the Company in connection with the closing of the transactions contemplated by the Purchase Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Company Press Release dated December 17, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIS GROUP HOLDINGS LIMITED
Date: December 17, 2009	By:	/s/ Adam G. Ciongoli
		Name:	Adam G. Ciongoli
		Title:	General Counsel

Exhibit Index

Exhibit No.	Description
99.1	Company Press Release, dated December 17, 2009